Exhibit 99.4

OFFER TO EXCHANGE

All Outstanding New York Registry Shares
of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
for
Class A American Depositary Shares
of
Royal Dutch Shell plc

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 18, 2005, UNLESS THE OFFER IS EXTENDED.

May [●], 2005

To Our Clients:

      Enclosed for your consideration is the Prospectus dated May [●], 2005 (the “Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Royal Dutch Shell plc, a company incorporated in England and Wales (“Royal Dutch Shell”), to exchange for every Royal Dutch ordinary share in New York registry form of Royal Dutch Petroleum Company (N.V. Koninklijke Nederlandsche Petroleum Maatschappij), a company organized under the laws of The Netherlands (“Royal Dutch”), one Class A American Depositary Share of Royal Dutch Shell, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

      If a stockholder desires to tender Royal Dutch ordinary shares in New York registry form (“Royal Dutch NY Registry Shares”) pursuant to the Offer and such stockholder’s certificates representing Royal Dutch NY Registry Shares (“Royal Dutch NY Share Certificates”) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the U.S. exchange agent prior to the expiration date, such Royal Dutch NY Registry Shares may nevertheless be tendered according to “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus. See Instruction 13 of the Letter of Transmittal. Delivery of documents to the book-entry transfer facility in accordance with the book-entry transfer facility’s procedures does not constitute delivery to the U.S. exchange agent.

      WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF ROYAL DUTCH NY REGISTRY SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER ROYAL DUTCH NY REGISTRY SHARES HELD BY US FOR YOUR ACCOUNT.

      We request instructions as to whether you wish to tender any of or all the Royal Dutch NY Registry Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

      Your attention is directed to the following:

1. The Offer is being made in the United States for all issued and outstanding Royal Dutch NY Registry Shares. If you tender your Royal Dutch NY Registry Shares in the Offer, you will receive 1 Class A American Depositary Share of Royal Dutch Shell (“Royal Dutch Shell ADS”) for every Royal Dutch NY Registry Share validly tendered.

2. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 18, 2005 (THE “EXPIRATION DATE”), UNLESS AND UNTIL THE EXCHANGE OFFER IS EXTENDED, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED, WILL EXPIRE.

3. The Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Prospectus under “THE OFFER — Conditions to the Offer”.

      If one or more of the Offer conditions described in the Prospectus is not fulfilled, Royal Dutch Shell may, from time to time, and with the prior written consent of Royal Dutch and The “Shell” Transport and Trading Company, p.l.c., extend the period of time during which the Offer is open until all the conditions listed in the Prospectus have been satisfied or waived. If Royal Dutch Shell extends the period of time during which the Offer is open, the Offer will expire at the latest time and date to which Royal Dutch Shell extends the Offer.

      You will have the right to withdraw tendered Royal Dutch NY Registry Shares prior to the expiration date of the Offer. Once the Offer has expired, you will not be able to withdraw any Royal Dutch NY Registry Shares, or any other Royal Dutch ordinary shares, that you have tendered. You should be aware that Royal Dutch Shell will not be able to determine if all the conditions to the scheme of arrangement have been satisfied or waived until the order sanctioning the scheme of arrangement has been registered by the Registrar of Companies of England and Wales, which is expected to occur on July 20, 2005. Consequently, you will not be able to withdraw your tendered Royal Dutch NY Registry Shares during the period between the expiration date of the Offer and the date of the registration of the order sanctioning the scheme of arrangement. Further, Royal Dutch Shell will not be obligated to accept tendered Royal Dutch NY Registry Shares unless the order has been registered by the Registrar of Companies of England and Wales.

      Royal Dutch Shell may declare the Offer unconditional if all of the Offer conditions are satisfied or, if permitted, waived. If the Offer is declared unconditional, Royal Dutch Shell reserves the right to provide a subsequent offering period of up to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, in length following the date the offer is declared unconditional. A subsequent offering period is an additional period of time, following the date the offer is declared unconditional, during which any holder of Royal Dutch NY Registry Shares may tender Royal Dutch NY Registry Shares not tendered in the Offer. A subsequent offering period is not an extension of the Offer, and Royal Dutch NY Registry Shares previously tendered and accepted for exchange in the Offer will not be subject to any further withdrawal rights during the subsequent offering period. During the subsequent offering period, tendering holders of Royal Dutch NY Registry Shares will not have withdrawal rights, and Royal Dutch Shell will promptly accept for exchange any Royal Dutch NY Registry Shares tendered during the subsequent offering period at the same exchange ratio as in the Offer.

      If you wish to have us tender any of or all the Royal Dutch NY Registry Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Royal Dutch NY Registry Shares, all such shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

      To exchange his/her Royal Dutch NY Registry Shares, the holder must deliver the Letter of Transmittal, properly completed and duly executed, with signature guarantees by an eligible institution, such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc., if applicable, together with his/her Royal Dutch NY Registry Share Certificate(s), to JPMorgan Chase Bank, in its capacity as U.S. exchange agent.

      If the holder holds Royal Dutch NY Registry Shares through The Depository Trust Company (“DTC”) and he/she wishes to tender Royal Dutch NY Registry Shares in the Offer, he/she will need to (i) send an Agent’s Message to the U.S. exchange agent, and (ii) transfer the Royal Dutch NY Registry Shares being tendered by book-entry transfer in DTC to the U.S. exchange agent in accordance with the instructions set forth in the Prospectus. See “THE OFFER — Procedures for Tendering — Holders of Royal Dutch Ordinary Shares in New York Registry Form” in the Prospectus.

      Notwithstanding any other provision of the Offer, delivery of Royal Dutch Shell ADSs in exchange for Royal Dutch NY Registry Shares accepted for exchange pursuant to the Offer will in all cases be made only after timely receipt (i) by the U.S. exchange agent of confirmation from Royal Dutch Shell of acceptance of such Royal Dutch NY Registry Shares in the Offer, (ii) by the depositary for the Royal Dutch Shell ADSs of the applicable number of Class A Shares of Royal Dutch Shell for the issuance of Royal Dutch Shell ADSs, in each case, pursuant to the procedures set forth in “THE OFFER — Acceptance and Delivery of Securities” of the Prospectus. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE EXCHANGE OF ROYAL DUTCH NY REGISTRY SHARES, REGARDLESS OF ANY DELAY IN MAKING THE EXCHANGE OR ANY EXTENSION OF THE OFFER.

      If the number of Royal Dutch ordinary shares that have been validly tendered and not withdrawn represent at least 95% of the issued share capital of Royal Dutch that is outstanding, as defined under Dutch law), Royal Dutch Shell expects, but is not obligated, to initiate squeeze-out proceedings with a view to acquiring 100% of the outstanding share capital of Royal Dutch, in accordance with Article 2:92a of the Dutch Civil Code. To initiate squeeze-out proceedings, Royal Dutch Shell would have to issue a notice of summons in accordance with Dutch law. If Royal Dutch Shell is able to effectuate a squeeze-out, a Dutch court will determine the price paid for the Royal Dutch ordinary shares held by the minority Royal Dutch shareholders, and upon payment of such amount into a specified bank account (in accordance with the procedures prescribed by Dutch law), the Royal Dutch ordinary shares of the minority will transfer to Royal Dutch Shell by operation of law. The price determined by the Dutch court in squeeze-out proceedings may be higher or lower than the cash equivalent of the Royal Dutch Shell securities offered in exchange for the Royal Dutch ordinary shares.

Instructions with Respect to the Offer To Exchange

All Outstanding New York Registry Shares
of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
for
Class A American Depositary Shares
of
Royal Dutch Shell plc

         The undersigned acknowledge(s) receipt of your letter, the Prospectus, dated May [●], 2005 (the “Prospectus”), and the related Letter of Transmittal in connection with the offer by Royal Dutch Shell plc, a company incorporated in England and Wales (“Royal Dutch Shell”) to exchange for every ordinary share in New York registry form (“Royal Dutch NY Registry Share”) of Royal Dutch Petroleum Company (N.V. Koninklijke Nederlandsche Petroleum Maatschappij), a company organized under the laws of The Netherlands (“Royal Dutch”), one Class A American Depositary Share of Royal Dutch Shell (“Royal Dutch Shell ADS”).

      This will instruct you to tender the number of Royal Dutch NY Registry Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal.

Number of Shares to be Tendered:

__________________________________________________ Shares*

SIGN HERE

Signature(s)

Please Type or Print Name(s)

Type or Print Address(es)

Area Code and Telephone No.

Taxpayer Identification No.

Dated:

* Unless otherwise indicated, it will be assumed that all your Royal Dutch NY Registry Shares are to be tendered.